Exhibit 25.3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES
CORPORATION
 (Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	25-1615902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue Wilmerding, Pennsylvania	15148-0001
(Address of principal executive offices)	(Zip code)

Subordinated Debt Securities
(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices*	State or Other Jurisdiction Of Incorporation	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code
Aero Transportation Products, Inc.	Missouri	43-1167773	3743
Barber Steel Foundry Corp.	Delaware	46-3009129	3743
Durox Company	Ohio	34-0898628	3743
G&B Specialties, Inc.	Pennsylvania	22-2221935	3743
Longwood Elastomers, Inc.	Virginia	54-1604003	3743
Longwood Industries, Inc.	New Jersey	22-3136502	3743
Longwood International, Inc.	Delaware	22-3768905	3743
MotivePower, Inc.	Delaware	23-2872369	3743
Railroad Controls, L.P.	Texas	02-0538075	3743
Railroad Friction Products Corporation	Delaware	25-1112152	3743
RCL, L.L.C.	Tennessee	47-4406932	3743
RFPC Holding Corp.	Delaware	51-0345158	3743
Ricon Corp.	California	95-2746855	3743
Schaefer Equipment, Inc.	Ohio	25-0777620	3743
Standard Car Truck Company	Delaware	36-2704499	3743
Thermal Transfer Acquisition Corporation	Delaware	82-0789168	3743
TransTech of South Carolina, Inc.	Delaware	57-1015489	3743
Turbonetics Holdings, Inc.	Delaware	20-8101309	3743
Wabtec Holding Corp.	Delaware	23-2870660	3743
Wabtec International, Inc.	Delaware	20-5818808	3743
Wabtec Railway Electronics Holdings, LLC	Delaware	25-1615902	3743
Wabtec Railway Electronics, Inc.	Delaware	47-2275131	3743
Wabtec Railway Electronics Manufacturing, Inc.	Delaware	47-2284104	3743
Workhorse Rail, LLC	Pennsylvania	77-0635262	3743
Xorail, Inc.	Florida	47-0724077	3743
Young Touchstone Company	Wisconsin	39-0725170	3743

*
The address, including zip code, and telephone number, including area code, of each additional registrant is c/o David L. DeNinno, Esq., Executive Vice President, General Counsel and Secretary, Westinghouse Air Brake Technologies Corporation, 1001 Air Brake Avenue, Wilmerding, Pennsylvania 15148-0001, telephone number (412) 825-1000.  The name, address, including zip code, and telephone number, including area code, of the agent for service for each additional registrant is David L. DeNinno, Esq., Executive Vice President, General Counsel and Secretary, Westinghouse Air Brake Technologies Corporation, 1001 Air Brake Avenue, Wilmerding, Pennsylvania 15148-0001, telephone number (412) 825-1000.

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*  Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 20th day of August, 2018.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Raymond Delli Colli
Raymond Delli Colli
Vice President

EXHIBIT 6

August 20, 2018

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Raymond Delli Colli
Raymond Delli Colli
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2018, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,803
Interest-bearing balances		143,123
Securities:
Held-to-maturity securities		144,098
Available-for-sale securities		250,007
Equity Securities with readily determinable fair value not held for trading		94

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		79
Securities purchased under agreements to resell		34,203
Loans and lease financing receivables:
Loans and leases held for sale		13,308
Loans and leases, net of unearned income	918,993
LESS: Allowance for loan and lease losses	9,864
Loans and leases, net of unearned income and allowance		909,129
Trading Assets		44,974
Premises and fixed assets (including capitalized leases)		8,073
Other real estate owned		502
Investments in unconsolidated subsidiaries and associated companies		12,118
Direct and indirect investments in real estate ventures		163
Intangible assets		40,514
Other assets		54,889

Total assets		$1,675,077

LIABILITIES
Deposits:
In domestic offices		$1,269,998
Noninterest-bearing	415,406
Interest-bearing	854,592
In foreign offices, Edge and Agreement subsidiaries, and IBFs		52,292
Noninterest-bearing	897
Interest-bearing	51,395
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,421
Securities sold under agreements to repurchase		6,394

Dollar Amounts In Millions

Trading liabilities	11,024
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	116,305
Subordinated notes and debentures	11,749
Other liabilities	34,525

Total liabilities	$1,510,708

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	112,567
Retained earnings	54,424
Accumulated other comprehensive income	-3,482
Other equity capital components	0

Total bank equity capital	164,028
Noncontrolling (minority) interests in consolidated subsidiaries	341

Total equity capital	164,369

Total liabilities, and equity capital	$1,675,077

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

/s/ John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
/s/ Enrique Hernandez, Jr
/s/ Federico F. Pena
/s/ James Quigley